                                                                    EXHIBIT 99.1


FOR IMMEDIATE RELEASE
July 28, 1998

SUNSTONE ANNOUNCES SECOND QUARTER 1998 RESULTS

SECOND QUARTER HIGHLIGHTS:

* 31.0% INCREASE IN FFO PER SHARE TO $.38 PER SHARE * 215% INCREASE IN REVENUES
* 152% INCREASE IN FUNDS FROM OPERATIONS (FFO) * 4.3% INCREASE IN REVENUE PER AVAILABLE ROOM (REVPAR) FOR ENTIRE PORTFOLIO * FOUR HOTELS ACQUIRED FOR $59.0 MILLION * $15.7 MILLION INVESTED IN RENOVATIONS * 2 FULL SERVICE HOTELS BRANDED WITH MARRIOTT FLAG * TWELFTH CONSECUTIVE DIVIDEND DECLARED

SAN CLEMENTE, Calif., July 28 /PRNewswire/ -- Sunstone Hotel Investors, Inc. (NYSE: SSI news), a real estate investment trust (REIT), today announced strong financial and operating results for the quarter ended June 30, 1998. The strong results are due to the continued success of the Company's acquisition, renovation, rebranding and repositioning strategy.

Primarily due to Sunstone's rapid acquisition pace, the Company reported 215% growth in revenues for the second quarter of 1998, to $24.9 million from $7.9 million for the second quarter of 1997. Additionally, the Company reported 4.3% REVPAR growth for its entire hotel portfolio on a same-unit-sales basis in the second quarter of 1998 over the corresponding quarter of 1997. Sunstone's acquisition and renovation strategy resulted in FFO growth of 152% for the second quarter of 1998 over the second quarter of 1997, to $15.6 million from $6.2 million and, on a per share basis, to $.38 per share from $.29 per share, a 31.0% increase.

Robert Alter, Chairman and Chief Executive Officer, said, "We are very pleased with our second quarter results. The Company continues to benefit from the successful execution of our growth strategy. During this quarter, we acquired four hotels for $59.0 million, invested $15.7 million renovating recently acquired hotels and continued to improve the operations of our hotel portfolio. These accomplishments and the imbedded value from our recently renovated hotels cause us to maintain a positive operating outlook for the rest of 1998."

Strong Revenue Performance

Sunstone announced strong revenue growth for the second quarter of 1998. On a same-unit-sales basis, the Company achieved a 4.3% increase in revenue per available room ("REVPAR") for both non-renovation hotels and the entire hotel portfolio, for the second quarter of 1998 over the corresponding quarter of 1997. While year-over-year increases in REVPAR for April and May were moderate, consistent with the lodging industry as a whole, REVPAR growth for Sunstone's entire portfolio for June was a strong 8.1%.

Alter continued, "We are very pleased with our revenue performance in the second quarter, particularly from our newly branded Marriotts, which are posting increases in REVPAR as high as 46.8% in June."

Sunstone announced that REVPAR for the non-renovation hotels increased by 4.3%, from $54.21 to $56.56, over the second quarter of 1997. Non-renovation hotels consist of 43 of the Company's 61 hotels that were not undergoing significant renovation either in the second quarter of 1997 or 1998. The 4.3% increase in REVPAR was driven by an increase in the average daily rate, from $74.11 to $81.33, and offset by a decrease in occupancy, from 73.2% to 69.5%. Excluding hotels identified for sale, REVPAR for non-renovation hotels increased 6.6% in the second quarter of 1998 compared to the second quarter of 1997.

The strong revenue performance of the Company's hotel portfolio in the second quarter of 1998 was not only due to the results from the Company's recently redeveloped hotels, but also due to the internal growth of continuously owned and recently acquired hotels as indicated in the following table:

              Selected REVPAR Performers for Second Quarter of 1998

                                                  REVPAR
                              ----------------------------------------------
                              Rooms       1997(a)       1998        % Change
                              -----       -------      ------       --------
    Economy Inn & Executive
      Suites by Kahler -
      Rochester, Minnesota     266        $45.42       $57.92          27.5%
    Marriott - Rochester,
      Minnesota                194         97.02       124.55          28.4
    Hampton Inn - Oakland,
      California               152         48.61        61.35          26.2
    Residence Inn - Provo,
      Utah                     114         43.55        50.54          16.1
    Hampton Inn - Portland,
      Oregon                   114         34.57        44.74          29.4

(a) The Company did not own certain of these hotels for the entire period presented.

REVPAR for the second quarter of 1998 for the 1997-renovation hotels (eleven hotels), which were undergoing renovation during the second quarter of 1997, increased 35.1% over the corresponding quarter of 1997.

REVPAR for the second quarter of 1998 for the 1998-renovation hotels (seven hotels), which were undergoing renovation during the second quarter of 1998, decreased 17.2% over the corresponding quarter in 1997, a period during which these hotels were not undergoing renovation. In the aggregate, REVPAR for the second quarter of 1998 for the 1997- and 1998-renovation hotels (18 hotels) increased 4.3% over the corresponding quarter of 1997.

Strong Acquisition Pace

Sunstone reported that its acquisition deal flow remains strong and continues to include hotels that are acquired in strong markets with significant barriers to new competition. During the quarter ended June 30, 1998, the Company acquired the following hotels:

Purchase Price

Hotel Rooms (in millions)

    Marriott Hotel - Napa
      Valley, California              192                   $21.4

    Days Inn - Santa Clara,
      California(a)                   168                    20.0

    Hilton Inn - Oxnard,
      California                      160                     9.3

    Hampton Inn - Santa Clarita,
      California                      130                     8.3
                                      ---                   -----
                                      650                   $59.0
                                      ===                   =====

----------------------
(a) The Company anticipates reflagging the hotel as a Holiday Inn after the completion of certain renovations.

Alter continued, "Our acquisition pipeline continues to be strong. We continue to identify properties in strong markets which have significant potential for high returns through renovations and franchise branding."

Franchise Rebranding and Upgrades

The Company continues to execute its branding and rebranding strategy and has renovated and flagged hotels sooner than expected. On April 28, 1998, the Company branded the previously independent 333-room Provo Park hotel located in Provo, Utah, as a full-service Marriott after completing approximately $4.6 million in renovations. The extensive renovation upgraded substantially all hotel areas including the lobby, guestrooms and baths, restaurant, meeting rooms and the hotel's exterior.

On May 15, 1998, the Company also branded the previously independent University Park hotel located in Salt Lake City, Utah, as a full-service Marriott hotel. The hotel recently underwent a $4.1 million renovation, including lobby and restaurant renovation as well as guest room soft goods, furniture and guest bath upgrades. For the month of June 1998, REVPAR increased 22.6%, from $60.70 to $74.43, driven by a 34.0% increase in ADR, from $81.26 to

$108.89, while occupancy declined 8.6%, from 74.7% to 68.3%. The renamed Salt Lake City Marriott University Park is the third of six hotels from the Kahler portfolio to be branded as full-service Marriotts.

On July 15, 1998, Sunstone rebranded the former Ogden Park hotel in Ogden, Utah, as a full-service Marriott after completing $5.8 million in renovations. The Company expects two additional hotels from the Kahler portfolio, including the Olympia Park hotel in Park City, Utah, to be branded as Marriotts. These hotels are currently under development and will be completed and carry the Marriott flag by the end of 1998.

In the prior quarter, the Company branded the previously independent 194-room Kahler Plaza hotel located in Rochester, Minn., as a full-service Marriott after completing $1.7 million in renovations. REVPAR for the month of June 1998 increased 46.8%, from $94.07 to $138.05, driven by a 44.2% increase in ADR, from $118.96 to $171.49, and an increase in occupancy from 79.1% to 80.5%.

Alter added, "We expect to realize considerable value and upside from the strength of these strong national franchises. The newly added advantages of brand recognition and national reservation systems are expected to have a significant increase in revenue for these hotels."

Repositioning Strategy to Luxury and Upscale Properties - Sale of Non-Core Hotel Assets

As previously announced, the Company intends to sell certain non-core hotel assets. Currently, six hotels have been slated for disposition as the locations and sizes of these hotels are inconsistent with the Company's strategy of renovating and rebranding luxury, upscale and mid-price hotels in large metropolitan areas, as well as downtown and airport hotel markets. Four of the hotels, comprising 651 rooms, are being sold to Cavanaughs Hospitality Corporation (NYSE: CVH - news) and include the Boise Park Suite Hotel in Boise, Idaho; the Pocatello Park Quality Inn in Pocatello, Idaho; the Best Western Canyon Springs Park Hotel in Twin Falls, Idaho and the Best Western Colonial Inn in Helena, Mont. The remaining two hotels are those which were previously identified for sale and include the 187-room Lakeview Resort & Conference Center in Morgantown, W.Va. and the 284-room Green Oaks Park hotel in Fort Worth, Texas. These six hotels were acquired by Sunstone as part of the $372 million purchase of Kahler Realty Corporation in October 1997.

Alter added, "We continue to consider certain non-core hotel assets for disposition, primarily limited service hotels, in order to redeploy capital to acquire full-service hotels which can benefit from rebranding and repositioning and are in markets with greater barriers to entry."

Dividend Declaration

Consistent with the Company's policy to pay dividends 45 days after the end of each quarter, Sunstone announced a quarterly dividend of $0.275 per share declared payable on August 14, 1998 to shareholders of record on July 31, 1998. This is the twelfth consecutive quarterly dividend paid by the Company.

Sunstone Hotel Investors, Inc. is a leading self-administered equity real estate investment trust that owns and invests in luxury, upscale and mid-price hotels located primarily in the Pacific and Mountain regions of the western United States. The Company's growth strategy is to maximize shareholder value by (i) acquiring underperforming and undercapitalized hotels that are in attractive locations with significant barriers to entry and (ii) improving such hotels' financial performance by renovating, redeveloping, rebranding and repositioning the hotels and through the implementation of focused sales and marketing programs. Sunstone Hotel Investors, Inc. is the only hotel REIT that currently focuses its acquisition strategy primarily in the western United States. Through Sunstone Hotel Investors, L.P., the Company owns or has invested in 61 hotels comprising 11,005 rooms. Sunstone's business strategy is to own luxury, upscale and mid-price hotels with revenue growth opportunities in strong U.S. markets.

This press release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results and the timing of certain events could differ materially from those set forth in the forward-looking statements. For information on Sunstone Hotel Investors' Dividend Reinvestment Program, please call 888-261-6776.

For investor information on Sunstone Hotel Investors via facsimile at no cost, simply call 1-800-PRO-INFO and dial client code SSI.

                         SUNSTONE HOTEL INVESTORS, INC.

                              STATEMENTS OF INCOME

                                            For the                             For the
                                         Quarter Ended                      Six Months Ended
                                            June 30,                            June 30,
                                 ------------------------------       ------------------------------
                                     1998              1997(a)            1998             1997(a)
                                 ------------      ------------       ------------      ------------
                                         (Unaudited)

REVENUE
Lease revenue                    $ 24,775,000      $  7,775,000       $ 48,462,000      $ 15,347,000
Interest and other
income                                 83,000           124,000            140,000           321,000
                                   24,858,000         7,899,000         48,602,000        15,668,000
EXPENSES
Real estate related
  depreciation and
  amortization                      8,993,000         2,531,000         16,912,000         4,487,000
Interest expense and
  amortization of
      financing costs               5,513,000           717,000         10,108,000         1,557,000
    Real estate and personal
      property taxes and
      insurance                     2,883,000           684,000          5,662,000         1,360,000
    General and
      administrative                  871,000           269,000          2,374,000           801,000
                                   18,260,000         4,201,000         35,056,000         8,205,000
    Income before
      minority interest             6,598,000         3,698,000         13,546,000         7,463,000
    Minority interest                 324,000           403,000            675,000           892,000
    NET INCOME                      6,274,000         3,295,000         12,871,000         6,571,000
    Dividends on
      preferred shares                492,000              --              979,000              --
    INCOME AVAILABLE TO
      COMMON
      SHAREHOLDERS               $  5,782,000      $  3,295,000       $ 11,892,000      $  6,571,000

    EBITDA(b)                    $ 21,104,000      $  6,946,000       $ 40,566,000      $ 13,507,000
    EBITDA PER DILUTED
      SHARE/UNIT                 $       0.51      $       0.33       $       1.00      $       0.70
    EARNINGS PER
      DILUTED SHARE              $       0.15      $       0.17       $       0.32      $       0.39
    Weighted average
  number of diluted
  shares                           37,667,998        18,950,983         36,645,365        16,971,900
    FUNDS FROM
      OPERATIONS                 $ 15,591,000      $  6,229,000       $ 30,458,000      $ 11,950,000
    FFO PER DILUTED
      SHARE/UNIT                 $       0.38      $       0.29       $       0.75      $       0.62
    Weighted average
      number
      of diluted
      shares/units                 41,467,962        21,250,057         40,413,782        19,229,952

SUMMARY OPERATING DATA
    Same-Unit-Sales
       Analysis
    All Hotels:
    Occupancy                            65.9%             70.6%              64.7%             69.6%
    ADR                          $      80.31      $      71.87       $      80.96      $      72.90
    REVPAR                       $      52.90      $      50.73       $      52.35      $      50.73
    REVPAR growth                         4.3%                                 3.2%

    Non-Renovation Hotels:
    Occupancy                            69.5%             73.2%              67.7%             69.8%
    ADR                          $      81.33      $      74.11       $      79.67      $      72.36
    REVPAR                       $      56.56      $      54.21       $      53.97      $      50.52
    REVPAR growth                         4.3%                                 6.8%
    REVPAR growth (excluding
      hotels identified
      for sale)                           6.6%

    Renovation Hotels(c):
    Occupancy                            59.3%             65.9%              59.7%             69.2%
    ADR                          $      78.15      $      67.41       $      83.31      $       73.8
    REVPAR                       $      46.35      $      44.45       $      49.75      $      51.07
    REVPAR growth                         4.3%                                (2.6)%

---------------------

(a) Certain amounts have been restated to reflect the allocation of a fourth quarter 1997 depreciation expense adjustment.

(b) Earnings Before Income Taxes, Depreciation and Amortization ("EBITDA") is computed by adding income before minority interest, interest expense, depreciation and amortization expense.

(c) Includes the seven hotels undergoing renovation in the second quarter of 1998 and eleven hotels undergoing renovation in the second quarter of 1997.

                         SUNSTONE HOTEL INVESTORS, INC.

                           CONSOLIDATED BALANCE SHEETS

                                             June 30,        December 31,
                                               1998              1997
                                           ------------      ------------
                                           (Unaudited)
ASSETS:
Investments in hotel
  properties, net                         $ 839,314,000      $ 704,323,000
Notes receivable                              6,062,000          6,085,000
Cash and cash equivalents                       192,000          3,584,000
Restricted cash                               2,605,000          2,421,000
Rent receivable - Lessee                     12,252,000          7,641,000
Other assets, net                            17,999,000         15,523,000
                                          -------------      -------------
                                          $ 878,424,000      $ 739,577,000
                                          =============      =============

LIABILITIES AND STOCKHOLDERS' EQUITY:
Revolving line of credit                  $ 263,800,000      $ 179,800,000
Notes payable                               106,152,000        116,671,000
Accounts payable and
  other accrued expenses                     12,563,000         10,937,000
Dividends payable to
  preferred shareholders                        492,000            422,000
                                            383,007,000        307,830,000

Commitments and contingencies

Minority interest                            26,677,000         33,860,000
Stockholders' equity:
7.9% Class A Cumulative
  Convertible Preferred Stock,
  $.01 par value, 10,000,000
  authorized; 250,000 issued
  and outstanding as of June 30,
  1998 and December 31, 1997
  (liquidation preference $100
  per share aggregating $25,000,000)              3,000              3,000
Common stock, $.01 par value,
  150,000,000 authorized;
  37,534,319 and 32,284,103 issued
  and outstanding as of June 30,
  1998 and December 31, 1997,
  respectively                                  376,000            323,000

Additional paid-in capital                  479,402,000        401,098,000

Distributions in excess
  of earnings                               (11,041,000)        (3,537,000)
                                          -------------      -------------
                                            468,740,000        397,887,000
                                          -------------      -------------
                                          $ 878,424,000      $ 739,577,000
                                          =============      =============